Exhibit 99.1

Unifi Reschedules Second Quarter Fiscal 2019 Earnings Conference Call

GREENSBORO, N.C., January 29, 2019 /PRNewswire/ -- Unifi, Inc. (the “Company”) today announced that its conference call to discuss the Company’s operating results for the fiscal second quarter ended December 30, 2018, previously scheduled for 8:30 a.m., Eastern Time, on Wednesday, January 30, 2019, has been rescheduled for Monday, February 4, 2019 at 8:30 a.m., Eastern Time.  During this call, the Company will provide commentary regarding its second quarter fiscal 2019 results and other developments. The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on the Company’s website.

###

About Unifi:

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 13 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com